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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 7, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                             MATRIA HEALTHCARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                0-20619                            20-2091331
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        (Commission File Number)        (IRS Employer Identification No.)

            1850 Parkway Place, Marietta, GA                 30067
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         (Address of Principal Executive Offices)          (Zip Code)

                                  770-767-4500
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Descriptions of the material terms of Dr. Richard M. Hassett's Employment Agreement and C IC Agreement (as each term is hereinafter defined) are set forth in Item 5.02 below and are incorporated herein by this reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On November 8, 2005, Matria Healthcare, Inc. (the "Company") issued a press release announcing the promotion of Dr. Richard M. Hassett to the position of President and Chief Operating Officer, effective Monday, November 7, 2005.

         Dr. Hassett, age 50, served as Executive Vice President and Chief Strategic Officer of the Company from November 15, 2004 to October 7, 2005. From August 2002 to April 2004, Dr. Hassett was Chief Executive Officer and served on the board of Coordinated Care Solutions, a provider of state-of-the-art medical care management services. From September 2000 to July 2002, Dr. Hassett was President and Chief Executive Officer and served on the board of Vivra Asthma & Allergy, Inc., a specialty disease, clinical trial and practice management company. Dr. Hassett held executive positions with Accordant Health Services, a leading healthcare services and technology company from 1997 to August 2000, last serving as Executive Vice President and Chief Medical Officer and as a member of the board.

         In connection with the Company's appointment of Dr. Hassett as its President and Chief Operating Officer, the Company entered into a letter agreement ("Employment Agreement") dated and effective as of November 7, 2005, regarding the terms of Dr. Hassett's employment. The Employment Agreement provides that Dr. Hassett will receive an initial annual base salary of $360,000 and is eligible to receive an annual bonus based on performance targets established by the Company's Stock Option and Compensation Committee pursuant to the Company's management incentive bonus plan. Effective November 7, 2005, Dr. Hassett's target bonus increased from 40% to 55% of his year-end base salary.

         In connection with his appointment to his new position, the Company's Stock Option and Compensation Committee granted Dr. Hassett an option to purchase 50,000 shares of Common Stock of the Company. The option was granted pursuant to the Company's Long-Term Incentive Plan and vests over a three-year term.

         Dr. Hassett's employment is terminable by the Company at will. If the Company terminates Dr. Hassett's employment "For Cause," Dr. Hassett is not entitled to receive any salary or other severance after the date of termination. If the Company terminates Dr. Hassett's employment for reasons other than "For Cause," Dr. Hassett is entitled to receive severance compensation in an amount equal to his then current annual base salary for a period of 12 months, plus medical and dental benefits for such period. For purposes of the Employment Agreement, "For Cause" is defined to include, among other things, the uncured failure to perform the duties of the position, intentional acts that are injurious to the Company, excessive absenteeism, certain criminal acts, acts of fraud against the Company and extended disability. The Employment Agreement requires Dr. Hassett to comply with certain covenants that preclude him from competing with the Company or soliciting customers or employees of the Company during and for a period of one year following termination of his employment.

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         In addition, the Company and Dr. Hassett entered into a
Change-in-Control Severance Compensation and Restrictive Covenant Agreement (the "CIC Agreement"). The CIC Agreement provides for compensation to Dr. Hassett in the event his employment with the Company is terminated following the consummation of a "change-in-control" for reasons other than his death, disability or for "Cause," or if he voluntarily terminates employment for "Good Reason." For purposes of the CIC Agreement, "Cause" means certain acts of criminal or civil fraud and "Good Reason" is defined to include, among other things, an adverse change in powers and responsibilities, an adverse change in title or offices, a reduction in base salary or failure to receive increases in base salary commensurate with increases in the three years preceding the change-in-control, discontinuance of certain benefit and incentive plans or actions materially adversely affecting participation therein, certain relocations of the Company's executive offices, and failure to honor earned and accrued vacation balances. The compensation payable under the CIC Agreement is a lump sum severance payment equal to two times Dr. Hassett's annual base salary as of the date of the change-in-control. In addition, following termination of employment, Dr. Hassett is entitled to receive for a period of two years, life, disability and health insurance coverage, automobile allowance and other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended (the "Code"). The CIC Agreement requires Dr. Hassett to comply with certain covenants that preclude him from competing with the Company or soliciting customers or employees of the Company during the two-year period following termination of employment. The CIC Agreement expires three years after a change in control of the Company.

         The foregoing descriptions of the Employment Agreement and the CIC Agreement are qualified in their entirety by reference to the Employment Agreement and the CIC Agreement filed as Exhibits 10.1 and 10.2 hereto, which are hereby incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

   (c)    Exhibits

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBITS
-------   ----------------------------------------------------------------------
 10.1 Letter Agreement dated as of November 7, 2005, by and between Matria Healthcare, Inc. and Richard M. Hassett, M.D.

 10.2 Change In Control Severance Compensation and Restrictive Covenant Agreement dated as of November 7, 2005 between Matria Healthcare, Inc. and Richard M. Hassett, M.D.

 99.1     Press Release, dated November 8, 2005.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Matria Healthcare, Inc.


                                                By: /s/ Parker H. Petit
                                                    ----------------------------
                                                    Parker H. Petit
                                                    Chairman and Chief Executive
                                                    Officer

Dated: November 10, 2005